SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 4, 2003


                             EBIZ ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                       0-27721                  84-1075269
(State or other Jurisdiction      (Commission File No.)         (IRS Employer
      of Incorporation                                       Identification No.)

                           13715 Murphy Road, Suite D
                              Stafford, Texas 77477
        (Address of Registrant's Principal Executive Offices) (Zip Code)


                                 (281) 403-8500
              (Registrant's telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE.

     The Company's senior secured creditor has foreclosed upon substantially all of the Company's assets which were pledged to secure the obligations to such creditor. The Company defaulted on those obligations earlier in 2003. As a result, the Company has discontinued its operations effective at the close of business on April 4, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         EBIZ ENTERPRISES, INC.


Date: April 4, 2003                      By: /s/ Bruce Parsons
                                             -----------------------------------
                                             Bruce Parsons
                                             President & Chief Executive Officer